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                                                                   EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT

On March 10, 1998 the Company and David A. Savner agreed that in the event Mr. Savner's employment with General Dynamics is involuntarily terminated for any other reason than for cause during the first three years of his employment, his salary and benefits will continue through that period. Mr. Savner will complete three years of employment with General Dynamics on April 5, 2001.